CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Registration Statement on Form S-1/A of Trutankless, Inc. of our report dated April 13, 2018, relating to the financial statements for the two years ended December 31, 2017, and the reference to us under the caption “Experts”.

/s/ AMC Auditing

AMC Auditing

Las Vegas, Nevada

August 24, 2018